SHAREHOLDER VOTING AGREEMENT


     THIS SHAREHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of ___________, 1999, by and among Simione Central Holdings, Inc., a Delaware corporation ("Simione"), Daniel J. Mitchell, a representative of Capital Health Venture Partners, the general partner of American Healthcare Fund II, L.P., as designated agent (the "Agent") of those shareholders of CareCentric Solutions, Inc., a Delaware corporation ("CareCentric") listed in Appendix A hereto (the "CareCentric Shareholders"), and Mestek, Inc. ("Mestek").

     WHEREAS, Simione, Simione Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Simione ("Subsidiary"), and CareCentric have entered into an Agreement and Plan of Merger dated July 12, 1999 (the "CareCentric Merger Agreement") with respect to the merger of CareCentric with and into Subsidiary (the "CareCentric Merger");

     WHEREAS, pursuant to the CareCentric Merger Agreement, the CareCentric Shareholders will receive, in exchange for their shares of CareCentric capital stock, shares of $.001 par value, Series A Preferred Stock of Simione (the "Simione Preferred Stock"), which Simione Preferred Stock will be convertible into shares of common stock, $ .01 par value, of Simione (the "Simione Common Stock") pursuant to that certain Certificate of Designations of Series A Preferred Stock attached as Exhibit 9.3(e) of the CareCentric Merger Agreement (the "Certificate of Designations");

     WHEREAS, Simione, Mestek and MCS, Inc. ("MCS"), a wholly owned subsidiary of Mestek, have entered into an Agreement and Plan of Merger dated as of May 26, 1999 (the "Mestek Merger Agreement"), pursuant to which MCS will merge with and into Simione and Mestek will receive as consideration shares of Simione Common Stock;

     WHEREAS, pursuant to Nasdaq rules, the approval of a majority of the shareholders of Simione, including Mestek, may be required to approve the issuance of the Simione Common Stock issuable upon conversion of the Simione Preferred Stock;

     WHEREAS, because CareCentric will be merged out of existence pursuant to the CareCentric Merger Agreement, the CareCentric Shareholders have appointed the Agent, as a party to this Agreement, to represent their interests and enforce their rights under this Agreement; and

     WHEREAS, Mestek and Simione are executing this Agreement as an inducement to CareCentric to carry out the CareCentric Merger;

     NOW, THEREFORE, in consideration of the execution and delivery by CareCentric of the CareCentric Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows: 1. Representations and Warranties. Mestek represents and warrants to the Agent and the shareholders of CareCentric as follows:

          (a) Subject to Section 3 hereof, upon consummation of the merger of Simione and MCS, Mestek will be the record and beneficial owner of the number of shares (the "Shares") of capital stock of Simione ("Simione Stock") set forth on Appendix B hereto;

          (b) This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Mestek, enforceable against Mestek in accordance with its terms.

          (c) Neither the execution and delivery of this Agreement nor the consummation by Mestek of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Mestek is a party or bound or to which the Shares are subject. Consummation by Mestek of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Mestek or the Shares.

          (d) Subject to Section 3 hereof, the Shares and the certificates representing such Shares, upon receipt by Mestek and at all times during the remaining term of this Agreement following that receipt, will be held by Mestek, or by a nominee or custodian for the benefit of Mestek, free and clear of all proxies, voting trusts or voting agreements, except for any such proxies, voting trusts or voting agreements (i) arising under or in accordance with the provisions of the Mestek Merger Agreement or the CareCentric Merger Agreement, or (ii) which have no adverse effect whatsoever on the rights granted to the CareCentric Shareholders or Agent hereunder.

          (e) Mestek understands and acknowledges that CareCentric has entered into the CareCentric Merger Agreement in reliance upon Mestek's execution and delivery of this Agreement.

     2. Voting Agreements. Subject to Section 3 hereunder, after Mestek's receipt of the Shares, Mestek agrees with, and covenants to the Agent and the shareholders of CareCentric as follows:

          (a) At any meeting of shareholders of Simione called to vote upon the issuance of shares of Simione Common Stock in connection with the conversion of the Simione Preferred Stock into shares of Simione Common
     Stock (the "Conversion") or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Conversion is sought (the "Shareholders' Meeting"), Mestek shall vote or consent (or cause to be voted or consented) Mestek's Shares in favor of the issuance of shares of Simione Common Stock in connection with the Conversion, or any other transaction necessary to effect the Conversion.

          (b) At any meeting of shareholders of Simione or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, Mestek shall vote or consent (or cause to be voted or consented) the Shares against any amendment of Simione's Certificate of Incorporation or Bylaws or other proposal or transaction involving Simione which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the CareCentric Merger, the CareCentric Merger Agreement, any of the other transactions contemplated by the CareCentric Merger Agreement, or the Conversion.

     3. Covenants. Mestek agrees with, and covenants to the Agent and the shareholders of CareCentric that Mestek shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or any interest therein, except pursuant to the Mestek Merger Agreement or as permitted in this Agreement, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein (other than pursuant to the Mestek Merger Agreement and this Agreement), (iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or
(iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that (a) Mestek may transfer (as defined above) any of the Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to such transfer becomes, a party to this Agreement bound by all the obligations of Mestek hereunder, and (b) Mestek may transfer (as defined above) any of the Shares or any of the stock of MCS to the stockholders of Mestek as long as holders of at least sixty percent of the Shares executes a shareholder voting agreement (the "Substitute Voting Agreements") for the benefit of the CareCentric Shareholders substantially in the form of this Agreement.

     4. Certain Events. Mestek agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including without limitation Mestek's successors or assigns; provided however that, in the event of a transfer of Shares as permitted in Section 3(b), this Agreement and the obligations hereunder shall not attach to or be binding upon any of the Shares transferred to persons not executing Substitute Voting Agreements as provided in Section 3(b). In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Simione affecting the Simione Common Stock, or the acquisition of additional shares of Simione Common Stock or other voting securities of Simione by Mestek, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Simione Common Stock or other securities of Simione issued to or acquired by Mestek.

     5. Stop Transfer. Simione agrees with, and covenants to the Agent and the shareholders of CareCentric that Simione shall not register the transfer of any certificate representing any of the Shares, unless such transfer is made to Simione or otherwise in compliance with this Agreement and the Mestek Merger Agreement.

     6. Third Party Beneficiaries. All CareCentric Shareholders are intended third party beneficiaries of this Agreement, with the right to enforce all rights of the Agent or of the CareCentric Shareholders and obligations of Mestek or Simione hereunder; provided, however, such rights shall not apply to any CareCentric Shareholders that no longer hold any shares of Simione Preferred Stock. Further, the Agent shall have the right to enforce on the behalf of the CareCentric Shareholders all rights of the CareCentric Shareholders and obligations of Mestek or Simione hereunder.

     7. Further Assurances. Mestek shall, upon request of the Agent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Agent to be necessary or desirable to carry out the provisions hereof.

     8. Termination. This Agreement shall terminate (i) upon the date upon which the CareCentric Merger Agreement is terminated in accordance with its terms,
(ii) if the CareCentric Merger is consummated, upon the date at which the Conversion is completed, (iii) upon the closing of a Change of Control Transaction (as defined in the Merger Agreement) with respect to Simione, or
(iv) if the CareCentric Merger is consummated, upon the date upon which Simione has satisfied in full its obligations, if any, to purchase shares of Simione Preferred Stock pursuant to Section 6 of the Certificate of Designations.

     9. Miscellaneous.

          (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the CareCentric Merger Agreement.

          (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Simione, to the address provided in the CareCentric Merger Agreement; (ii) if to the Agent, to its address shown below its signature on the last page hereof; and (iii) if to Mestek, to the address provided in the Mestek Merger Agreement.

          (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

          (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by
     Section 3. Any assignment in violation of the foregoing shall be void.

          (g) Mestek agrees that irreparable damage would occur and that the Agent and the shareholders of CareCentric would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Agent and the shareholders of CareCentric shall be entitled to an injunction or injunctions to prevent breaches by Mestek of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Georgia or in Georgia state court, this being in addition to any other remedy to which they are entitled at law or in equity.

          (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

          (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

          (j) This Agreement (including the CareCentric Merger Agreement and documents contemplated therein and any other documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.


                         (signatures on following pages)

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Shareholder Voting Agreement as of the day and year first above written.

                                 SIMIONE CENTRAL HOLDINGS, INC.


                                 By: ______________________________________
                                             Chief Executive Officer


                                 AGENT

                                 __________________________________________
                                 Daniel J. Mitchell

                                 Title: ___________________________________
                                 Address: _________________________________
                                 __________________________________________



                                 MESTEK, INC.


                                 By: ______________________________________
                                 Name: ____________________________________
                                 Title: ___________________________________

                                   APPENDIX A

                            CARECENTRIC SHAREHOLDERS



NAME             ADDRESS             CLASS OF SHARES         NUMBER OF SHARES
                                     BENEFICIALLY OWNED      BENEFICIALLY OWNED

                                   APPENDIX B

        SHARES OF SIMIONE COMMON STOCK TO BE BENEFICALLY OWNED BY MESTEK




                                    7,446,644